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                                                                     EXHIBIT 5.1

                                 April 19, 2005


Michigan Consolidated Gas Company
2000 2nd Avenue
Detroit, Michigan  48226

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-3 (the "Registration Statement") filed by Michigan Consolidated Gas Company, a Michigan corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), up to $200,000,000 aggregate principal amount of the Company's Senior Debt Securities (as described in the Prospectus forming a part of the Registration Statement).

         The Senior Debt Securities will be issued under a Senior Indenture, dated as of June 1, 1998, as amended, supplemented or modified from time to time, between the Company and Citibank, N.A, as trustee (the "Senior Indenture"), and will be secured by the pledge by the Company of First Mortgage Bonds issued under and ratably secured by the Indenture of Mortgage and Deed of Trust, dated as of March 1, 1944, as supplemented and amended, including in particular by the Twenty-ninth Supplemental Indenture providing for, among other things, the modification and restatement of said Indenture and the Thirty-fifth Supplemental Indenture, between the Company and Citibank, N.A., as the mortgage trustee (the "Mortgage").

         I, as Vice President and General Counsel of the Company, in conjunction with the members of the Legal Department of the Company, have examined such certificates, instruments and documents (collectively, "Documents") and reviewed such questions of law as I have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, I have assumed without independent verification, that (i) all signatures are genuine, (ii) all Documents submitted to me as originals are authentic, (iii) all Documents submitted to me as copies conform to the originals of such Documents and (iv) all Documents were duly authorized, executed and delivered by all parties and are valid, binding and enforceable (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company). My review has been limited to examining the Documents and applicable law.

         Based upon the foregoing examination and review, it is my opinion that:

            1. The Company is duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Michigan.

            2. The Senior Debt Securities have been duly authorized by all requisite action (corporate or otherwise) by the Company, and when (a) the Registration Statement has become effective under the Securities Act, (b) the final terms of the Senior Debt Securities have been



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duly approved by all necessary corporate action and the terms and provisions of the Senior Debt Securities are established in accordance with the Indenture or the Mortgage, as applicable, (c) the applicable supplemental indentures supplementing the Senior Indenture shall have been duly executed and delivered, and (d) the individual series of Senior Debt Securities shall have been duly executed, authenticated, issued and delivered against payment therefor, the Senior Debt Securities will thereupon be validly issued and binding obligations of the Company (except as may be limited or affected by bankruptcy, insolvency, fraudulent transfer, reorganization or other laws of general applicability relating to or affecting creditors' rights and general equity principles, regardless of whether enforceability is considered in a proceeding at law or equity).

         I am qualified to practice law in the State of Michigan, and in rendering this opinion, my examination of matters of law has been limited to, and I express no opinion as to the application of the blue skys or laws of any jurisdictions other than, the laws of the State of Michigan and the federal laws of the United States. In giving this opinion, I have relied, with your consent, as to matters of New York law upon the opinion of Hunton & Williams LLP. Hunton & Williams LLP may rely on this opinion as to matters of Michigan law in rendering its opinion of even date herewith.

         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and reference to me under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by
Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. I do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to my attention.


                                              Very truly yours,

                                              /s/ Thomas A. Hughes
                                              Vice President and General Counsel